Exhibit 1.1 (k)

Printed Marketing Materials (M8 Continued)

ION Overview

Company Fact Sheet: http://www.ion-networks.com/pdf/ion_overview.pdf

Product Information

SA5600 Secure Appliance Product Datasheet: http://www.ion-networks.com/pdf/products/ion_sa5600_datasheet.pdf
SA5600 Secure Appliance Comparison Datasheet: http://www.ion-networks.com/pdf/products/ion_sa5600_1-2_priisms_2-6_update_datasheet.pdf
SA5600 Secure Appliance Version 1.2 and PRIISMS 2.7 Update Information: http://www.ion-networks.com/pdf/products/ion_sa5600_1-2_priisms_2-6_update_datasheet.pdf

PRIISMS Datasheet: http://www.ion-networks.com/pdf/products/ion_priisms_datasheet.pdf

Secure Modem Datasheet: http://www.ion-networks.com/pdf/products/ion_priisms_datasheet.pdf

Vendor Access & Control Solution Datasheet: http://www.ion-networks.com/pdf/products/ion_vendoraccesscontrol_datasheet.pdf
Vendor Access & Control Solution by Department Brochure: http://www.ion-networks.com/pdf/usecase/ion_vacbydepartment_datasheet.pdf

Product Catalog: http://www.ion-networks.com/pdf/ion_productcatalog.pdf

White Papers & Use Cases

Case Study: Health Care: http://www.ion-networks.com/pdf/usecase/ion_healthcaresuccess_datasheet.pdf
Use Case: Out-of-Band Connectivity: http://www.ion-networks.com/pdf/usecase/ion_usecase_outofband.pdf
White Paper: Services SSL VPN: http://www.ion-networks.com/pdf/whitepaper/ion_whitepaper_newoptionsinremoteconnectivity.pdf